Exhibit 10.4



                                      AGREEMENT
                                      ---------

               THIS AGREEMENT, dated as of November 1, 1999, is entered into by and between American Electromedics Corp. (the "Company"), Sovereign Partners LP ("Sovereign"), Dominion Capital Fund LTD. ("Dominion"), and Canadian Advantage L.P. ("Canadian", and together with Sovereign and Dominion, hereinafter the "Preferred Holder").

               WHEREAS, the Company and the Preferred Holder have entered into a Securities Purchase Agreement, dated as of February 2, 1999 (the "Securities Purchase Agreement"), and a Registration Rights Agreement, dated as of February 2, 1999 (the "Registration Rights Agreement"), pursuant to which the Preferred Holder purchased 1,600 shares of the Company Series B Convertible Preferred Stock (the "Preferred Stock");

               WHEREAS, the Company and the Preferred Holder desire to agree to terms pursuant to which the Company will redeem the Preferred Stock;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Preferred Holder hereby agree as follows:

               1. The Preferred Holder currently holds 1, 170 shares of Preferred Stock (the "Holders Preferred Stock"), as set forth on
          Schedule I hereto, and shall not issue any conversion notices to
          ----------
          convert any shares of Preferred Stock and shall not sell any shares of the Company s Common Stock (the "Common Stock") until November 15, 1999.

               2. Upon the earlier of (a) closing by the Company of a financing that raises in excess of $2,500,000, or (b) November 15, 1999, (the "Financing Closing Date"), the Company shall redeem the Preferred Holders Preferred Stock for the consideration set forth in Paragraph 3 herein.
                                     -----------

               3. Within 5 business days of the Financing Closing Date , the Company shall pay the Preferred Holder the sum consisting of $801,000 in liquidation preference and $369,000 in accrued and unpaid dividends, penalties and redemption premium on the Preferred Stock, payable by wire transfer to the account of the Preferred Holder in the amounts set forth on Schedule I hereto,
                                                       ----------
          and shall issue to the Preferred Holder, in proportion to the amounts set forth on Schedule I hereto, 369,000 shares of Common
                               ----------
          Stock (the "Additional Shares"), at a conversion price of $1.00 per share, pursuant to the annexed Conversion Notices dated as of
          November 15, 1999.   Me Preferred Holder shall accept payment of
          the above as full and final payment of all accrued and unpaid dividends, penalties and the redemption premium on the Preferred Stock.

               4.   Except with respect to the provisions of 16 and 7
          hereof, upon payment of the amounts and delivery of the
          Additional Shares stated in Paragraph 3, each party hereto, on
                                      -----------
          behalf of itself and its respective directors, officers, employees, agents, shareholders, partners, affiliates, attorneys and their successors and assigns (collectively "Releasor") shall hereby release and forever discharge every other party, and its directors, officers, shareholders, agents, employees and affiliates and their successors, assigns, heirs and administrators (collectively, the "Releasees") from all actions, causes of actions, claims and demands whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local, foreign or otherwise related to or arising out of the Securities Purchase Agreement and all other agreements related to the Preferred Holder s purchase of the Preferred Stock and investment in the Company, and any and all fees and expenses relating thereto, which against Releasor ever had, now has, or hereafter may have, by reason of any matter, cause or thing whatsoever against the Releasee.

               5. The Preferred Holder shall not sell any of the Additional Shares for a period of 80 days from the Financing Closing Date.

               6. The Company agrees that, in the event any Additional Shares are issued with a legend, it will, within three (3) Trading Days after request therefore by the Preferred Holder and the surrender by the Preferred Holder of the certificate representing the Additional Shares, together with such reasonable documentation as may be required by the provisions of Rule 144 under the Securities Act of 1933, provide such Preferred Holder with a certificate or certificates representing such Additional Shares, free from such legend for purposes of a sale in accordance with Rule 144 until a complete exemption is available pursuant to Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section. The Company agrees that with respect to the removal of any restrictive legend or stop transfer order regarding the Additional Shares pursuant to a sale under Rule 144 of the Securities Act of 1933, it will cause its counsel, at the Company s expense, to deliver any necessary legal opinions in respect thereof.

               7. As long as the Company is subject to Sections 13(a) and 15(d) of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. So long as any of the Preferred Holders owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to such Preferred Holder and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

               8. The Preferred Holder represents and warrants to the Company that the Preferred Holder owns the Holders Preferred Stock in the amounts set forth on Schedule I hereto free and clear of any and all claims, liens or other encumbrances, and has not entered into any agreement or understanding to sell, hypothecate, dispose or otherwise transfer any or all of the Holders Preferred Stock. Upon the sale of the Holders Preferred Stock as provided herein, the Company will receive such Stock free and clear of any claim, lien or encumbrance of any third party.

               9. The Preferred Holder agrees that notwithstanding the provisions of Section 2.01 of the Registration Rights Agreement,
          (a) the penalty provision shall no longer be in effect, and (b) the Company shall be permitted to include, without the consent of the Preferred Holder, in any registration statement filed under the Registration Rights Agreement, securities to be offered and sold by the Company or any other holders of the Company s securities.

               10. The Preferred Holder or the Company shall have the right to terminate this Agreement on November 16, 1999, if the Company has not closed its planned financing by the close of business on November 15, 1999.

               11. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter herein, and supersedes any prior agreements except to the extent provided herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

               12. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law.

               13. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument.

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

          IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

                                             AMERICAN ELECTROMEDICS CORP.


                                             By: /s/ Michael T. Pieniazek
                                                --------------------------
                                             Name: Michael T. Pieniazek
                                             Title: President

                                             SOVEREIGN PARTNERS LP
                                             By: Southridge Capital Management
                                                  L.L.C., Gen. Prtn.

                                             By:  /s/ Stephen Hicks
                                                ---------------------------
                                             Name: Stephen Hicks
                                             Title: President

                                             DOMINION CAPITAL FUND LTD.


                                             By: /s/ Illegible
                                                ----------------------------
                                             Name: INTER CARIBBEAN SERVICES
                                                     (BAHAMAS) LIMITED
                                             Title: Director

                                             CANADIAN ADVANTAGE L.P.


                                             By: /s/ Mark Valentine
                                                ----------------------------
                                             Name: Mark Valentine
                                             Title: Pres. VMH Management, GP

                                      SCHEDULE I
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          Name of Holder                   Number of Shares
          --------------                   ----------------

          Sovereign Partners LP            555

          Dominion Capital Fund LTD        415

          Canadian Advantage L.P.          200